                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-3 of our report dated February 23, 1999 (except for Note 15b, as to which the date is March 5, 1999) with respect to the consolidated financial statements of Information Architects Corporation and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                                 /s/ HOLTZ RUBENSTEIN & CO., LLP
                                                 HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
September 21, 1999